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Exhibit 10.1 -  Agreement between Michael Floridino and Company dated May 20, 1999

                            AGREEMENT

AGREEMENT, entered into on the 20th day of May, 1999 between Michael Floridino, residing in Winter Haven, Florida and
Florldino's International Holdings, Inc., (hereinafter "the
Company"), incorporated under the laws of the State of Florida.

         WHEREAS, the Company requires equity and capital for its continued operation and;

         WHEREAS, Michael Florldino has agreed to provide equity and capital to the Company for the repayment of debt owned by the Company;

         IT IS HEREBY AGREED, by the respective parties as follows:

         1. Michael Florldino shall, upon the execution of this Agreement, immediately list for sale the properties set forth on the attached Schedule A and transfer the equity obtained from the sale of such properties to the Company after reasonable sales costs and the satisfaction of any encumbrances or liens.

         2. In consideration of the foregoing, upon the transfer to the Company of the equity proceeds obtained from the sale of the properties, the company shall issue to Michael Floridino an amount of convertible preferred stock of Florldino International Holdings, Inc., . 00 I par value, which are convertible into common shares of stock of the Company. The amount of convertible preferred stock to be issued to Michael Floridino shall be equal to the net equity proceeds obtained from the sale of the properties listed on Schedule A and calculated at $5.00 per share.

         3. It is agreed to issue 50,000 shares of restricted preferred stock to Michael Floridino. One year from today's date
10,000 shares can be converted, thereafter every six months
10,000 shares can be converted.

         4. The parties represent that they have entered into this Agreement on their own accord and that this Agreement sets forth the entire understanding between the parties hereto. This
Agreement may not be amended except by written agreement signed by all the parties hereto. The Agreement shall be binding upon the heirs, successors and assigns of the parties hereto.

/s/                               /s/
___________________________       __________________________
Michael Floridino                 Floridino's International
                                  Holdings Inc.